UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 20, 2025, the Board of Directors (the “Board”) of Orion Group Holdings, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”). Among other changes, the amendments to the Bylaws:

●	provide that, unless otherwise required by applicable law, the Company’s Certificate of Incorporation or the Bylaws, the voting standard for: (1) all matters submitted to the stockholders other than the election of directors is the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at a meeting of stockholders at which a quorum is present; and (2) the election of directors is a plurality of the votes of the shares present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote in the election of directors at the meeting;

●	provide that abstentions and broker non-votes shall be counted as present for purposes of determining whether a quorum is present at any meeting of stockholders and, unless otherwise required by applicable law, the Company’s Certificate of Incorporation or the Bylaws: (1) shares abstaining from voting shall have (i) the effect of a vote cast against a proposal where the vote required to approve such proposal is the affirmative vote of a majority of the total voting power of the stock present in person or represented by proxy and entitled to vote on such matter at the meeting or the affirmative vote of a majority of the outstanding shares; and (ii) no effect on the outcome of the vote on director nominees; and (2) broker non-votes shall have: (i) no effect on the outcome of the vote on proposals where the vote required to approve such proposal is the affirmative vote of a majority of the total voting power of the stock present in person or represented by proxy and entitled to vote on such matter at the meeting; (ii) the effect of a vote cast against a proposal where the vote required to approve such proposal is a majority of the outstanding shares; and (iii) no effect on the outcome of the vote on director nominees;

●	provide that (1) the indemnification and expense advancement rights in the Bylaws and the Company’s Certificate of Incorporation are contract rights that vest at the time of an indemnified person’s service to the Company and survive after an indemnified person ceases to serve in such capacity and inures to the benefit of such indemnified person’s heirs, executors, administrators and personal representatives; and (2) no future repeal or modification of the indemnification and expense advancement rights in the Bylaws and the Company’s Certificate of Incorporation, or any modification of applicable law, shall adversely affect any right or protection of an indemnified person;

●	remove the obligation of the Board to present a statement of the business and condition of the Company at each meeting of the stockholders; and

●	conform the amendment provision of the Bylaws with the Company’s Certificate of Incorporation to clarify that stockholders may amend the Bylaws (in addition to the Board) in the manner provided in the Bylaws and the Company’s Certificate of Incorporation.

The Bylaws also include certain ministerial, modernizing, conforming, clarifying and clean-up changes. The foregoing description of the Bylaws (and the amendments reflected therein) is qualified in its entirety by reference to the full text of the Bylaws, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Orion Group Holdings, Inc. as of March 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Orion Group Holdings, Inc. as of March 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

Dated: March 25 2025 By: /s/ Travis J. Boone

Travis J. Boone

President and Chief Executive Officer